Exhibit 99.1

Agape ATP Corporation - Synergising Innovation Across Business Pillars to Make the World a Better Place

ATPC Unveils Its Multifaceted Business Pillars to Drive Global Wellness and Sustainability

KUALA LUMPUR, MALAYSIA, 10 OCTOBER 2024 – NASDAQ-listed AGAPE ATP Corporation (“ATPC”), is proud to present its multifaceted business pillars, each driven by a shared vision to make the world a better place. With a strong commitment to sustainability, health, and enhancing quality of life, ATPC has strategically developed six (6) core pillars that work in synergy to address the world’s most pressing challenges, from energy conservation to advanced medical care.

ATPC’s DSY Wellness division focuses on Nutraceuticals and Nutritional Medicine, offering scientifically backed products that promote overall health and wellness. By addressing nutrition from a medical perspective, DSY Wellness aims to empower individuals to prevent and manage health issues through high-quality, natural supplements and solutions.

On the wellness front, Agape Superior Living (“ASL”) leads the way with breakthrough products like ATP2, a cutting-edge anti-ageing supplement that represents a new frontier in the wellness industry. ASL is dedicated to advancing the anti-ageing market, focusing on improving longevity and enhancing vitality. Through ASL, ATPC aims to revolutionise personal well-being, helping people live healthier and longer lives, in Malaysia and throughout the ASEAN region. Various partners are involved in different countries to offer ATP2.

ATPC Green Energy (“AGE”) spearheads ATPC’s efforts in the energy sector, with initiatives aiming to provide sustainable energy solutions, reduce environmental impact, and contribute to Malaysia’s clean energy transition. Through B&H Intech Solutions, now ATPC Green Energy Sdn. Bhd., realizing energy saving solutions are on the horizon via contract-talks with GLCs (government linked companies); and, with Xiamen Photons Solar Technology Co., Ltd and value chain partner, Fujian Minfa Aluminium Co., Ltd., a Shenzhen Stock Exchange-listed company, installation of photovoltaic systems for Malaysia and ASEAN countries is attainable. With a focus on innovation, AGE’s solar and energy-saving projects are laying the foundation for a greener, more energy-efficient future, making significant strides toward global sustainability. Currently, projects in Selangor and Sabah are developing with fervor and anticipation.

Cedar ATPC brings innovative healthcare solutions through Myofascial Release Therapy and Pain Relief Therapy, providing effective, non-invasive treatments that improve physical well-being. These therapies and products are designed to relieve pain and enhance mobility, offering individuals a better quality of life and empowering them to take control of their health naturally.

In the medical device sector, ATPC’s collaboration with FORMEDIC Technologies Sdn. Bhd. marks a significant step forward in respiratory care. The LEGA device, a pioneering electronic chest percussion device, has been developed to assist patients suffering from chronic obstructive pulmonary diseases (“COPD”) and other respiratory conditions. This cutting-edge medical device exemplifies ATPC’s commitment to advancing healthcare and improving patient outcomes through innovative solutions.

Lastly, recognising the importance of care in the later stages of life, the Senior Living business pillar is dedicated to fostering vibrant Senior Communities that promote healthy and fulfilling lives for the elderly. ATPC’s approach to senior living is focused on creating safe, supportive environments where seniors can thrive socially, physically, and emotionally, enhancing their overall well-being in their golden years.

Prof Dato’ Sri Dr How Kok Choong, the Founder and Global Group CEO of ATPC expressed the company’s mission, “At ATPC, we are committed to leveraging our expertise across multiple sectors to create synergies that not only drive business growth but also contribute to making the world a better place. From sustainable energy projects to life-enhancing medical devices and wellness products, each of our business pillars plays a vital role in shaping a future where health, well-being, and sustainability are within reach for all.”

With a diversified portfolio spanning renewable energy, wellness products, healthcare solutions, and senior care, ATPC stands as a forward-thinking company dedicated to positively impacting lives and creating a sustainable future. Through its integrated approach, ATPC is poised to lead the way in transforming how people live, age, and experience healthcare, all while promoting a greener, healthier planet.

###

About AGAPE ATP Corporation

Agape ATP Corporation (ATPC) is dedicated to enhancing the quality of life and promoting sustainable development. With a strong foundation built on two core business pillars, ATPC specialises in the provision of health and wellness products that caters to the diverse needs of its customers, ensuring their well-being and vitality. Additionally, APTC delivers comprehensive energy-saving solutions that empower companies to drive sustainability initiatives, reduce energy consumption, and achieve their sustainability goals.

For more information, visit www.agapeatpgroup.com.

For more information, contact:

Mandy Tan

Email: m.tan@swanconsultancy.biz

FORWARD LOOKING STATEMENT

Certain statements contained in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the expected benefits and outcomes of the relaunch of ATPC Green Energy, the support from B&H Intec Solution, and the potential for energy-saving solutions in various sectors. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the Company’s ability to execute its strategies, manage growth, and maintain its corporate culture; the Company’s future business development, financial conditions, and results of operations; expectations regarding demand for and market acceptance of our products and services; changes in technology; economic conditions; reputation and brand; the impact of competition and pricing; government regulations; fluctuations in general economic and business conditions in Malaysia and the international markets the Company plans to serve, and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Any forward-looking statements contained in this press release speak only as of the date hereof, and AGAPE ATP Corporation specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.